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                                                                     EXHIBIT 4.4
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NUMBER                       A Michigan Corporation                       Shares
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                           Aastrom Biosciences, Inc.
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                  Authorized Common Stock, 40,000,000 Shares
                 Authorized Preferred Stock, 5,000,000 Shares
         Authorized 5.5% Convertible Preferred Stock, 2,400,000 Shares



This Certifies that                Sample Certificate
is the record holder of                                                   Shares
          of 5.5% Convertible Preferred Stock of Aastrom Biosciences, Inc. transferable only on the share register of the Corporation, in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-Laws of the Corporation and any amendments thereof, to all of which the holder of this Certificate, by acceptance hereof, assents.




Witness the signatures of the Corporation's duly authorized officers this day of


/s/ Todd E. Simpson                               /s/ R. Douglas Armstrong
-----------------------------                     -----------------------------
Secretary                                                             President

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For Value Received,_________________ hereby sell, assign and transfer unto

________________________________________________________________________________

_________________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________ Attorney
to transfer the shares on the share register of the within named Corporation with full power of substitution in the premises.

In presence of _________________________________________________________________

_________________________________________________________ Dated ________________

NOTICE: The Signature of this assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement, or any change whatever.



THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE CORPORATION AT THE ELECTION OF THE HOLDER THEREOF AND SHALL BE SO CONVERTED UPON THE OCCURENCE OF CERTAIN EVENTS AS SET FORTH IN THE CERTIFICATE OF DESIGNATION RELATING THERETO.